                                                               Exhibit (d)(1)(D)


                  OPTION RELINQUISHMENT AND RELEASE AGREEMENT


     THIS OPTION RELINQUISHMENT AND RELEASE AGREEMENT, dated this ______ day of ____________, 2000 (this "Release"), is made and entered into by and between TRILOGY SOFTWARE, INC., a Delaware corporation ("Trilogy Software"), and ________________, a resident of __________ County, _______________ ("Holder").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, Trilogy Software and Holder entered into one or more Stock Option Agreements, so referenced on Exhibit A to this Release (the "Option
                             ---------
Agreements"), pursuant to which Holder was granted rights to purchase a specified number of shares of Class A common stock, $0.01 par value, of pcOrder.com, Inc. (the "Option Shares");

     WHEREAS, pcOrder.com, Inc., a Delaware corporation ("pcOrder"), Trilogy Software, and POI Acquisition Corp., Inc., a Delaware corporation and wholly owned subsidiary of Trilogy Software ("Sub"), have entered into that certain Agreement and Plan of Merger, dated as of October 25, 2000, (the "Merger Agreement"), pursuant to which (i) Trilogy Software will, on the conditions set forth in the Merger Agreement, conduct a tender offer for all of the outstanding shares of Class A common stock, $0.01 par value, of pcOrder (the "Tender Offer") at a price of $6.375 per share in cash and (ii) upon completion of the Tender Offer, Trilogy Software, Sub and pcOrder have agreed to effect a merger of Sub with and into pcOrder upon the satisfaction or waiver of certain conditions set forth in the Merger Agreement;

     WHEREAS, the parties to the Merger Agreement desire that, upon the consummation of the merger contemplated by the Merger Agreement, each outstanding option to purchase the Option Shares be converted into the right to receive the cash amount equal to the product of (A) the number of shares of the Option Shares subject to such option (irrespective of whether such option is then exercisable) and (B) the amount by which $6.375 exceeds the exercise or strike price per share of the Option Shares subject to such option immediately prior to the Effective Time (as defined below), subject to the terms and conditions of this Release; and

     WHEREAS, the parties to this Release desire that in consideration for the total cash consideration set forth on Exhibit A to this Release (such cash
                                      ---------
consideration, net of applicable withholdings, being the "Option Consideration") payable to Holder, Holder will (i) transfer to Trilogy Software all of Holder's rights under the Option Agreements to acquire the Option Shares, and (ii) release all existing or potential claims under the Option Agreements.

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree, subject to the consummation of the merger contemplated by the Merger Agreement, as follows:

     1.  Relinquishment.
         --------------

     Trilogy Software hereby agrees that it shall cause the Option Consideration to be paid to the Holder as soon as practicable after the consummation of the Merger (the "Effective Time"), subject to the terms and conditions of this Release. In consideration for the receipt by Holder of the Option Consideration, Holder does hereby relinquish any and all rights of Holder under the Option Agreements to acquire (i) the Option Shares or (ii) any other equity interest in pcOrder or any affiliate thereof. The receipt by Holder of the Option Consideration at or after the Effective Time shall constitute complete and full payment for the relinquishment of all rights of Holder under the Option Agreements to acquire (i) the Option Shares or (ii) any other equity interest in pcOrder or any affiliate thereof. Holder hereby represents and warrants to Trilogy Software that the Option Agreements are the only agreements or understandings between Holder and Trilogy Software or any affiliate of Trilogy Software pertaining to the grant by Trilogy Software (or any affiliate of Trilogy Software) of any right, option or warrant to acquire (i) the Option Shares or (ii) any other equity security of pcOrder or any affiliate thereof.

     2.  Forfeiture of Options Prior to Effective Time.
         ---------------------------------------------

     Holder acknowledges that the obligation of Trilogy Software to pay Holder the Option Consideration is conditioned upon Holder possessing at the Effective Time valid rights to purchase Class A Common Stock under the Option Agreements. Holder recognizes that, under the terms of the Option Agreements, certain actions taken by Holder, including the voluntary termination by Holder of Holder's employment with Trilogy Software, may result in the forfeiture or termination of Holder's rights to purchase Class A Common Stock. If Holder's actions prior to the Effective Time result in the forfeiture or termination of Holder's rights to purchase Class A Common Stock under the Option Agreements, Trilogy Software will have no further obligations under this Release to pay Holder the Option Consideration

     3.  Release.
         -------

     Holder for himself or herself and his or her successors and assigns hereby releases, acquits, and forever discharges Trilogy Software and Trilogy Software's respective past and future subsidiaries, affiliates, employees, officers, directors, stockholders, agents, representatives, successors and assigns (collectively, the "Released Parties") of and from any and all actions, causes of action, suits, claims, demands, judgments, damages, obligations and liabilities of any kind, at law or in equity, known or unknown, which Holder had, now has, or hereafter may have against the Released Parties, or any of them, under the Option Agreements to acquire (i) the Option Shares or (ii) any other equity interest in pcOrder or any affiliate thereof.

     4.  Third Party Beneficiary.
         -----------------------

     The parties hereto understand and hereby acknowledge that pcOrder and Sub
(i) are consummating the transactions contemplated in the Merger Agreement in reliance upon the execution and delivery of this Release, (ii) are third party beneficiaries to this Release, and (iii) shall be entitled to rely upon and to enforce each of the respective agreements, rights and obligations hereunder to the same extent as if pcOrder and Sub were parties hereto.

     5.  Separate Representation.
         -----------------------

     The Holder hereby acknowledges that (i) Holder has not been represented by Gray Cary Ware & Freidenrich, LLP, Haynes and Boone, LLP or any other counsel or advisors engaged by pcOrder or Trilogy Software in connection with this Release,
(ii) Holder has had sufficient time and opportunity to review this Release and all other documents affecting his or her interests in connection with the transactions contemplated in the Merger Agreement, and (iii) Holder has been advised to engage and consult separate counsel in connection with this Release.

     6.  CHOICE OF LAW.
         -------------

     THE VALIDITY OF THIS RELEASE, THE CONSTRUCTION OF ITS TERMS AND THE DETERMINATION OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THERETO.

     7.  Jurisdiction and Venue.
         ----------------------

     Any judicial proceeding brought by or against any of the parties to this Release on any dispute arising out of this Release shall be brought in the state or federal courts of Travis County, Texas, and by execution and delivery of this Release, each of the parties hereto accepts the exclusive jurisdiction and venue of the aforesaid courts and agrees to be bound by any judgment rendered thereby in connection with this Release after exhaustion of all appeals (or by the appropriate appellate court if such appellate court renders judgment).

     8.  Binding Nature.
         --------------

     This Release shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

     9.  Counterparts.
         ------------

     This Release may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed collectively to be one agreement, but in making proof hereof it shall only be necessary to exhibit one such counterpart.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Release to be executed effective as of the date first above written.


                                        TRILOGY SOFTWARE, INC.



                                        By:___________________________________
                                        Name:_________________________________
                                        Title:________________________________


                                        HOLDER:


                                        ______________________________________
                                        [Holder's Name]

                                SPOUSAL RELEASE

          I, _______________________________, am the spouse of Holder.  I have read and understand this Release and the documents referred to herein, and I hereby release any and all claims that I may have against Trilogy Software or any affiliate thereof arising from the Option Agreements [or any other agreement or plans] to acquire (i) the Option Shares or (ii) any other equity interest in pcOrder or any affiliate thereof.

                                        SPOUSE:


                                        ______________________________________
                                        (If not married, please mark
                                        "Not Applicable" on this line)

                                   EXHIBIT A
                                   ---------

Name of Holder:  [Name of Holder]

Part I
------

----------------------------------------------------------------------------------------------
    Date of          Number of      Exercise Price     $6.375 Minus         Consideration
     Grant            Options                       Exercise Price Per    Payable to Holder
                    Outstanding                     Option Outstanding
----------------------------------------------------------------------------------------------
                                    $               $                    $
----------------------------------------------------------------------------------------------
                                    $               $                    $
----------------------------------------------------------------------------------------------
                                    $               $                    $
----------------------------------------------------------------------------------------------
                                    $               $                    $
----------------------------------------------------------------------------------------------
                                    $               $                    $
----------------------------------------------------------------------------------------------
                                    $               $                    $
----------------------------------------------------------------------------------------------
                                    $               $                    $
----------------------------------------------------------------------------------------------
                                    $               $                    $
----------------------------------------------------------------------------------------------
                                    $               $                    $
----------------------------------------------------------------------------------------------
                                    $               $                    $
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
TOTAL*                                                                   $
----------------------------------------------------------------------------------------------

* To be reduced by applicable tax withholding.